EXHIBIT 4.1(E)

Exact name of institutional investor: ___________________________
Contact person and direct phone number: _______________________
Fax number:_______________________________________________
Date: ____________________________________________________

                      FORM OF ORDER TO PURCHASE SECURITIES

To:                                        To:
VocalTec Communications Ltd.               Leader & Co., Investment Bank Ltd.
60 Medinat Hayehudim, Herzelia Pituah      21 Haarbaa Street, Tel Aviv
(the "COMPANY")                            (the "ISSUANCE MANAGER")

             Re: VOCALTEC COMMUNICATIONS LTD. - PRIVATE ISSUANCE OF
                   NON-REGISTERED ORDINARY SHARES AND WARRANTS

1. We hereby submit to VocalTec Communications Ltd. (the "COMPANY") an irrevocable offer to purchase ___________ units, as part of a private issuance of non-registered ordinary shares, par value NIS 0.13 each (the "ORDINARY SHARES") and warrants for Ordinary Shares (the "WARRANTS"), on such conditions and pursuant to such documentation which we have reviewed and found acceptable to us.

     Each unit is comprised of _______ Ordinary Shares, which may be allocated in exchange for an amount in total of US$________ (US$__ per Ordinary Share) together with a Warrant to purchase _________ Ordinary Shares at an exercise price of US$___, which may be allocated for no additional cost.

2. The terms and conditions of the Warrant are as provided in the form of Warrant which was forwarded to our review and examination.

3. In the event we receive a written announcement of the acceptance of our offer, in part or in total, by the Company (the "ACCEPTANCE NOTICE"), we undertake to pay the Company the total amount for the total number of units allocated to us as shall be stated in the Acceptance Notice, at such time as shall be stated in the Acceptance Notice.

4. In connection with our offer we irrevocably undertake, declare and approve that the Ordinary Shares and Warrants are being purchased by us for our own account and not for the purpose of distributing or selling to others, nor in the name of or on behalf of others nor for our customers, except under the terms of the Israeli Securities Law 5728-1968 (the "LAW").

5. We acknowledge that the Ordinary Shares and Warrants which may be allocated to us will be allocated on an "as-is" basis with no statement, representation or indemnification from the Company and/or the Issuance Manager, free and clear of any lien, debt, encumbrance and/or other third party right. We do not have and will not have any claim or cause of action towards the Company and/or the Issuance Manager, their affiliates and/or managers and/or employees and/or consultants and/or representatives and/or issuance managers and/or anyone on their behalf with regards to or in connection with the Company and/or its condition, assets and/or obligations and/or in connection with the Ordinary Shares and/or Warrants.

6. Our sale of the Ordinary Shares and Warrants shall be executed subject to the restrictions and restrictive regulations in accordance with the Law and the regulations promulgated thereunder and/or Unites States securities laws, as applicable.

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7.   We approve that we have the financial and commercial expertise and experience in order to analyze the investment in the Company's securities and to evaluate the risks and chances of this transaction and commit to its performance.

8. We approve that we are an Israeli entity listed in the first addendum to the Law, and further declare and undertake as stated in Exhibit A to this Form of Order.

9. We have read and reviewed the issuance documentation, including without limitation the terms of the Warrant, and understand and accept to same.

10. We are aware that according to the results of the tender, it is possible that our offer/order will not be replied to at all or in part, so that the total of the units actually allocated to us might be lower than the total of units proposed by us in this form to be purchased. In addition, we are aware that the Company and/or the Issuance Manager are entitled to determine to change the scope of the issuance, and to further delay or cancel the issuance of the units, all in their sole discretion. An Acceptance Notice may be provided to us through facsimile to the number stated above.

     In the event the Company does not respond to our offer we will have no claim and/or cause of action and/or demand towards the Company and/or the Issuance Manager and/or their affiliates and/or managers and/or employees and/or consultants and/or representatives and/or issuance managers and/or anyone on their behalf.

     _____________              ______________                  ________________

         Date                   Signatory Name                  Signature & seal

     Bank / member of the stock exchange: ______________________________________

     Account no. for charge - Bank: ______________ Branch no.: ______________

     Account no.: ______________


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EXHIBIT A - FORM OF ORDER TO PURCHASE SECURITIES

Representations and covenants of Holders (as defined below):

1. The holder of the warrant and/or the person ordering the units (the "HOLDER") understands and acknowledges that the issuance of ordinary shares and warrants (the "SECURITIES") of VocalTec Communications Ltd. (the "COMPANY") is not registered by the Company in accordance with the United States Securities Act (the "SECURITIES ACT") or with any other United States securities laws, and that the issuance of the Securities is conducted based on an exemption from registration, which is provided in accordance with the regulation known as Regulation S, under the Securities Act, further to the offering and sale of Securities outside of the United States (the "REGULATION S").

2.   The Holder hereby represents, declares and undertakes as follows:

     2.1. The Holder is an Israeli resident and is not, and has not been since the execution of this Form of Order relating to the purchase of the Securities, a "US Person" (as such term is defined in the Securities
          Act) (a "US PERSON"), and therefore the Company may rely on the existing exemption existing under Regulation S. The Holder was not incorporated under any applicable United States laws and was not incorporated for the purpose of investing in securities that are not registered under the United States securities laws.

     2.2. The Holder understands that the Securities, including the Company's ordinary shares which shall be received upon exercise or conversion of the warrants, are offered and sold to the Holder based on the truthfulness and accuracy of the representations, statements, undertakings, agreements, approvals and understandings of Holder provided herein (including the Company's reliance on the exemption currently available under Regulation S), for the purpose of the Company's determination relating to the availability of the exemption from registration of the Securities under Regulation S, on which availability the Company is relying.

     2.3. During the: (i) offering of the Securities by the Company; and (ii) acceptance of the offering by Holder, the Holder was not in the United States.

     2.4. No offer was made within the United States, to the Holder or to anyone on its behalf, to purchase the Securities or the Company's ordinary shares, or to participate in any other way in transactions offered as part of the issuance of the Securities.

     2.5. The Holder is not purchasing the Securities, and will not purchase in way of exercise or conversion any of the Company's ordinary shares, on behalf of, in the name of, or with the intention to distribute to a US Person, in breach of the registration requirements under the Securities Act.

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     2.6. Any offer or sale by Holder of the Securities and/or the Company's ordinary shares issuable upon exercise and/or conversion of the Securities, shall be consummated either: (i) outside the Unites States in accordance with Regulation S; or (ii) pursuant to registration under the Securities Act; or (iii) in reliance upon the exemption from registration provided under the Securities Act or the regulations thereunder.

     2.7. The Holder has no existing plan or intention to sell the Securities or the Company's ordinary shares issuable upon exercise and/or conversion of the Securities, in the United States or to any US Person, at any predefined time, and the Holder did not determine in advance any arrangement for the purpose of selling the Securities or the Company's ordinary shares issuable upon the exercise and/or conversion of the Securities, and does not act as a distributor for such purpose.

     2.8. The Securities and the Company's ordinary shares issuable upon exercise and/or conversion of the Securities, shall bear a legend, according to which their transfer is prohibited, unless such transfer is in accordance with the terms of Regulation S, through registration pursuant to the Securities Act or any exemption from registration provided under the Securities Act or the regulations thereunder, and provided that hedging transactions in connection with these Securities and Company's ordinary shares shall be consummated only in compliance with the Securities Act.

     2.9. The Holder will not purchase the Securities or Company's ordinary shares issuable upon exercise and/or conversion of the Securities, in a transaction (or series of transactions), which is part of a plan or plot to evade the registration requirements of the Securities Act.

     2.10. The Holder understands and acknowledges that no securities authority or any federal or state regulatory authority has (i) recommended the Securities or Company's ordinary shares issuable upon exercise and/or conversion of the Securities; (ii) approved the truthfulness of any information in relation to the Company as provided to the Holders; or
          (iii) determined that the information provided is sufficient. The Holder acknowledges that providing any representation in contradiction to this section 2.10 is a criminal offence.

     2.11. The Holder understands and acknowledges that the Holder's representations, statements, undertakings and agreements under this exhibit shall survive the signature and issuance of the units (consisting of ordinary shares and warrants), the purchase of the Securities and their exercise and/or conversion into the Company's ordinary shares, and the sale of the Securities or the said ordinary shares received upon the Securities' exercise and/or conversion.